                                  EXHIBIT 21
                                  ----------

NAME                                               STATE OF                TRADENAME(S)
                                                   INCORPORATION
- - ---------------------------------------------------------------------------------------------------------------------
22 East Advertising Agency, Inc.                   Florida
22 East Realty Corporation                         Florida
3240 Properties Corp.                              Delaware
A&S Real Estate, Inc.                              Delaware
Abraham & Straus, Inc.                             Ohio                    Abraham & Straus
                                                                           A&S
Allied Mortgage Financing Corp.                    Delaware
Allied Stores General Real Estate Company          Delaware
Allied Stores International, Inc.                  New York
Allied Stores International Sales Company, Inc.    New York
Allied Stores Marketing Corp.                      New York
Astoria Realty, Inc.                               Delaware
Auburndale Realty, Inc.                            Delaware
Bamrest Del, Inc.                                  Delaware
Bamrest NJ. Inc.                                   New Jersey
Bamrest Penn, Inc.                                 Pennsylvania
BFC Real Estate Company                            Delaware
Bloomingdale's, Inc.                               Ohio                    Bloomingdale's
Bloomingdale's By Mail Ltd.                        New York
Bloomingdale's Real Estate, Inc.                   Delaware
Bullock's, Inc.                                    Ohio                    Bullock's
Burdine's Main Store Real Estate, Inc.             Delaware
Burdine's Real Estate, Inc.                        Delaware
Burdine's Real Estate II, Inc.                     Delaware
Burdines, Inc.                                     Ohio                    Burdines
Calclove Realty Corp.                              California
CalVal Realty Corp.                                California
Cowie & Company, Limited                           New York
Davrest Ga., Inc.                                  Georgia
Delphis Corporation                                Delaware
Douglaston Plaza, Inc.                             Delaware
Executive Placements Consultants, Inc.             New York
FACS Group, Inc.                                   Ohio                    FACS
                                                                           Financial and Credit Services Group
FDS National Bank                                  Ohio
Federated Claims Services Group, Inc.              Delaware                Federated Medical Services Group
Federated Corporate Services, Inc.                 Delaware
Federated Credit Holdings Corporation              Delaware
Federated Department Stores, Inc.                  Delaware                Federated Merchandising (FM)
                                                                           Macy's Product Development (MPD)
                                                                           Federated Logistics
Federated Department Stores Foundation             Ohio
Federated Department Stores Insurance Company,     Bermuda
Ltd.
Federated Noteholding Corporation                  Delaware

                              ------------------

NAME                                               STATE OF                TRADENAME(S)
                                                   INCORPORATION
- - ---------------------------------------------------------------------------------------------------------------------
Federated Real Estate, Inc.                        Delaware
Federated Retail Holdings, Inc.                    Delaware
Federated Stores Realty, Inc.                      Delaware
Federated Systems Group, Inc.                      Delaware
Finite Limited                                     Hong Kong
Garage Park Corp.                                  New York
Hunt Valley Properties Corp.                       Maryland
I. Magnin, Inc.                                    Delaware                I. Magnin
I. Magnin Properties Corp.                         Delaware
I. Magnin Properties Corp. II                      Delaware
J. N. A. Properties Corp.                          New Jersey
Jor-Mar, Inc.                                      Delaware
Jordan Marsh Insurance Agency, Inc.                Massachusetts
Jordan Marsh Stores Corporation                    Ohio                    Jordan Marsh
Jordan Servicenter, Inc.                           Delaware
Kings Plaza Shopping Center of Avenue U, Inc.      New York
L&K Properties Corp.                               Ohio
Lazarus, Inc.                                      Ohio                    Lazarus
Lazarus PA, Inc.                                   Ohio                    Lazarus
Lazarus Real Estate, Inc.                          Delaware
M H L Properties Corp. of Massachusetts            Massachusetts
MacFla Rest, Inc.                                  Florida
Macy  Credit Corp.                                 Delaware
Macy Financial, Inc.                               Delaware
Macy N. R. Properties Corp.                        New York
Macy Receivables Funding Corp.                     Delaware
Macy Receivables Master Servicing Corp.            Delaware
Macy's Close-Out, Inc.                             Ohio                    Macy's Close-Out
                                                                           MCO
                                                                           Shoe Outlet Center
Macy's Data and Credit Services Corp.              Delaware
Macy's East, Inc.                                  Ohio                    Macy's East
                                                                           Macy('s)
Macy's Kings Plaza Real Estate, Inc.               Delaware
Macy's Primary Real Estate, Inc.                   Delaware
Macy's Real Estate, Inc.                           Delaware
Macy's Secondary Real Estate, Inc.                 Delaware
Macy's Specialty Stores, Inc.                      Ohio                    Aeropostale
                                                                           Charter Club
Macy's West, Inc.                                  Ohio                    Macy's West
                                                                           Macy('s)
MCC Special Corp.                                  Delaware
MOA Rest, Inc.                                     Minnesota
N. B. Properties Corp.                             New Jersey

                               ------------------

NAME                                               STATE OF                TRADENAME(S)
                                                   INCORPORATION
- - ---------------------------------------------------------------------------------------------------------------------
Nasstock, Inc.                                     New York
New Haven Properties Corp.                         Connecticut
Paramustock, Inc.                                  New Jersey
Pasadena Properties Corp.                          Delaware
Prime Receivables Corporation                      Delaware
R. H. Macy (France) S.A.R.L.                       France
R. H. Macy China, Ltd.                             Delaware
R. H. Macy Holdings (HK), Ltd.                     Delaware
R. H. Macy Overseas Finance N.V.                   Netherlands Antilles
R. H. Macy Warehouse (HK), Ltd.                    Delaware
Rest Tex, Inc.                                     Texas
Rich's Department Stores, Inc.                     Ohio                    Goldsmith's
                                                                           Rich's
Rich's Main Store Real Estate, Inc.                Delaware
Rich's Real Estate, Inc.                           Delaware
Sabugo, Limited                                    Hong Kong
Sacvent Corp.                                      Delaware
Sacvent Garage                                     California
Sanstoff East Properties Corp.                     California
Saramaas Realty Corp.                              Florida
Seven Hills Funding Corporation                    Delaware
Seven West Seventh, Inc.                           Delaware
Shop 34 Advertising, Inc.                          New York
Stern's Department Stores, Inc.                    Ohio                    Stern's
Stern's-Echelon, Inc.                              Delaware
Stern's-Granite Run, Inc.                          Delaware
Stern's-Moorestown, Inc.                           Delaware
Sunsac Properties Corp.                            California
The Bon, Inc.                                      Ohio                    The Bon Marche
                                                                           The Bon
Tukwila Warehousing Services Corporation           Washington
U & F Realty Corp. *                               New York
W. P. Properties Corp.                             New York
Wise Chat Limited                                  Hong Kong

*50% Owned by Kings Plaza Shopping Center of Avenue U, Inc.



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